Exhibit 3.1

NOTICE OF SHAREHOLDER RESOLUTIONS PASSED BY
DDC ENTERPRISE LIMITED

(the “Company”)

(an exempted company incorporated in the Cayman Islands)

Please note that by unanimous written resolution of the shareholders of the Company passed on 26 June 2021, it was resolved that:

“17,848,083 authorized but unissued ordinary shares of the Company (the “Ordinary Shares”) be and are hereby re-designated as Series C-1 Preferred shares, on a one-to-one basis, with a par value of US$0.001, having the rights, preferences, privileges and restrictions set out in the existing memorandum and articles of association of the Company”

As a result of the resolution, please take notice that, with effect from 26 July 2021, the share capital of the Company redesignated from:

US$1,000,000 divided into 1,000,000,000 shares, comprising (i) 901,818,542 class A ordinary shares of a par value of US$0.001 per share (the “Ordinary Shares”), (ii) 14,000,000 class B ordinary shares of a par value of US$0.001 per share (the “Founder Shares”), (iii) 17,224,000 series seed preferred shares of a par value of US$0.001 per share, (iv) 11,599,000 series A preferred shares of a par value of US$0.001 per share, (v) 4,431,000 series A-1 preferred shares of a par value of US$0.001 per share, (vi) 3,644,000 series B preferred shares of a par value of US$0.001 per share, (vii) 3,661,000 series B- 1 preferred shares of a par value of US$0.001 per share, (viii) 7,275,817 series B-2 preferred shares of a par value of US$0.001 per share, (ix) 10,464,200 series C preferred shares of a par value of US$0.001 per share and (x) 25,882,441 series C-1 preferred shares of a par value of US$0.001 per share (collectively, the “Preferred Shares”), in each case having the rights and preferences attached thereto as provided in the Articles of Association of the Company, to:

US$1,000,000 divided into 1,000,000,000 shares, comprising (i) 883,970,459 class A ordinary shares of a par value of US$0.001 per share (the “Ordinary Shares”), (ii) 14,000,000 class B ordinary shares of a par value of US$0.001 per share (the “Founder Shares”), (iii) 17,224,000 series seed preferred shares of a par value of US$0.001 per share, (iv) 11,599,000 series A preferred shares of a par value of US$0.001 per share, (v) 4,431,000 series A-1 preferred shares of a par value of US$0.001 per share, (vi) 3,644,000 series B preferred shares of a par value of US$0.001 per share, (vii) 3,661,000 series B- 1 preferred shares of a par value of US$0.001 per share, (viii) 7,275,817 series B-2 preferred shares of a par value of US$0.001 per share, (ix) 10,464,200 series C preferred shares of a par value of US$0.001 per share and (x) 43,730,524 series C-1 preferred shares of a par value of US$0.001 per share (collectively, the “Preferred Shares”), in each case having the rights and preferences attached thereto as provided in the Articles of Association of the Company.

We, the undersigned, being the registered office provider of the Company hereby certify that the above resolution represents a true and correct copy of the resolution passed.

/s/ Richard Thorp
Richard Thorp
for and on behalf of
International Corporation Services Ltd.

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Execution version

THE COMPANIES ACT (2021 REVISION) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF

DDC ENTERPRISE LIMITED

www.verify.gov.ky File#: 305554

Execution version

THE COMPANIES ACT (2021 REVISION) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

DDC ENTERPRISE LIMITED

(Adopted by special resolution passed on 22nd January 2021
and effective from 22nd January 2021)

1.	The name of the Company is DDC Enterprise Limited.

2.	The registered office of the Company shall be at the office of International Corporation Services Ltd., P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands or at such other place within the Cayman Islands as the Board may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The authorized share capital of the Company is US$1,000,000 divided into 1,000,000,000 shares, comprising (i) 901,818,542 class A ordinary shares of a par value of US$0.001 per share (the “Ordinary Shares”), (ii) 14,000,000 class B ordinary shares of a par value of US$0.001 per share (the “Founder Shares”), (iii) 17,224,000 series seed preferred shares of a par value of US$0.001 per share, (iv) 11,599,000 series A preferred shares of a par value of US$0.001 per share, (v) 4,431,000 series A-1 preferred shares of a par value of US$0.001 per share, (vi) 3,644,000 series B preferred shares of a par value of US$0.001 per share, (vii) 3,661,000 series B-1 preferred shares of a par value of US$0.001 per share, (viii) 7,275,817 series B-2 preferred shares of a par value of US$0.001 per share, (ix) 10,464,200 series C preferred shares of a par value of US$0.001 per share and (x) 25,882,441 series C-1 preferred shares of a par value of US$0.001 per share (collectively, the “Preferred Shares”), in each case having the rights and preferences attached thereto as provided in the Articles of Association of the Company.

6.	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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Execution version

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

DDC ENTERPRISE LIMITED

TABLE OF CONTENTS

INTERPRETATION	1
SHARE CAPITAL: ISSUE OF SHARES	4
ORDINARY SHARES	5
FOUNDER SHARES	5
PREFERRED SHARES	6
ISSUE OF WARRANTS AND OPTIONS	7
CERTIFICATES FOR SHARES	7
REGISTER OF MEMBERS	7
TRANSFER OF SHARES	8
REDEMPTION, REPURCHASE AND SURRENDER OF SHARES; TREASURY SHARES	9
VARIATION OF RIGHTS OF SHARES	10
COMMISSION ON SALE OF SHARES	10
NON-RECOGNITION OF TRUSTS	10
TRANSMISSION OF SHARES	10
AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL	11
REGISTERED OFFICE	11
CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	11
GENERAL MEETINGS	12
NOTICE OF GENERAL MEETINGS	12
PROCEEDINGS AT GENERAL MEETINGS	13
NOMINATIONS OF DIRECTORS	14
VOTES OF MEMBERS	15
PROXIES	16
CORPORATE MEMBERS	16
SHARES THAT MAY NOT BE VOTED	16
DIRECTORS	16
APPOINTMENT OF DIRECTORS AND BOARD OBSERVER	17
VACATION OF OFFICE OF DIRECTOR	17
REMUNERATION OF DIRECTORS	18
REIMBURSEMENT TO BOARD OBSERVER	18
NO MINIMUM SHAREHOLDING	18
DIRECTORS’ INTERESTS	19
POWERS AND DUTIES OF DIRECTORS	19
MINUTES	20
DELEGATION OF THE BOARD’S POWERS	20
ALTERNATE DIRECTORS	21
EXECUTIVE OFFICERS	21
PROCEEDINGS OF DIRECTORS	21
PRESUMPTION OF ASSENT	23
SEAL	23
DIVIDENDS, DISTRIBUTIONS AND RESERVE	23
CAPITALISATION.	25
BOOKS OF ACCOUNT	25
AUDIT	25
NOTICES	26
WINDING UP	26
INDEMNITY	27
FINANCIAL YEAR	29
TRANSFER BY WAY OF CONTINUATION	29
MERGERS AND CONSOLIDATIONS	29
PRIORITY OF THE PROVISIONS SET OUT IN THE SCHEDULE	29
SCHEDULE A	A-1

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Execution version

THE COMPANIES ACT (2021 REVISION) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

DDC ENTERPRISE LIMITED

(Adopted by special resolution passed on 22nd January 2021
and effective from 22nd January 2021)

INTERPRETATION

1.	In these Articles, Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these articles of association of the Company as amended from time to time by Special Resolution.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board”	means the board of Directors of the Company.

“Business Day”	means any day except a Saturday, Sunday or other day on which commercial banking institutions in the United Kingdom, the Cayman Islands, the British Virgin Islands, Hong Kong S.A.R. or the People’s Republic of China are authorized or required by law or executive order to close.

“C-1 Financing Transaction Documents”	means the Series C-1 Purchase Agreements and all other documents in relation to the Internal Round Financing and the HL Financing, including but not limited to shareholders’ loan agreements, convertible loans exchange agreements, deeds of grant of warrants, share issuance agreements and other documents in connection thereto.

“Company”	means the above-named company.

“Directors”	means the directors for the time being of the Company.

“dividend”	means any dividend (whether interim or final) declared or resolved to be paid on Shares pursuant to the Articles.

“Dividend Period”	shall bear the meaning given to it in the Articles under the heading “PREFERRED SHARES”.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Exchange”	shall mean any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.

“Founder Shares”	has the meaning given in the Company’s Memorandum.

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“HL Financing”	means the financing of the Company by issuing certain number of Series C-1 Preferred Shares to Virtual King or its Affiliate.

“Independent Director”	shall mean a person recognised as such by the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

“Internal	Round Financing” means the financing of the Company by issuing certain number of Series C-1 Preferred Shares to and borrowing certain funds from certain existing Shareholders.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company as amended from time to time by Special Resolution.

“month”	means a calendar month.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	has the meaning given in the Company’s Memorandum.

“paid-up”	means paid-up as to the par value and any premium payable in respect of the issue of any Share and includes credited as paid-up.

“Preferred Shares”	has the meaning given in the Company’s Memorandum. “Register of Members” means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“registered office”	means the registered office for the time being of the Company.

“Requisite Majority”	means the Shareholders holding at least 70% of all voting rights attached to the Shares, but excluding any Founder Shares, at any given time.

“Restricted Individual”	means Norma Chu Ka Yin.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an assistant secretary and any person appointed to perform the duties of secretary of the Company.

“Series C-1 Closing”	means the closing of, (i) the sale and purchase of 4,198,329 Series C-1 Preferred Shares in accordance with the Series C- 1 HL Purchase Agreement, (ii) 2,125,677 Series C-1 Preferred Shares in accordance with the Series C-1 Internal Round Purchase Agreement, (iii) provision of shareholders’ loans of an aggregate amount of US$4,936,849 by way of new cash, (iv) exchange of certain convertible loans into the principal loan amount of US$8,147,773 to the Company, and (iv) grant of certain warrants, options and allotment and issue of certain Ordinary Shares, in all cases in accordance with the C-1 Financing Transaction Documents.

“Series C-1 HL Purchase Agreement”	means the share subscription agreement entered into by and among the Company, Virtual King and certain other parties thereto dated as of 22nd January 2021 (as amended and restated pursuant to an amendment and restatement deed dated 22nd January 2021).

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“Series C-1 Internal Round	Purchase Agreement” means the share subscription agreement entered into by and among the Company and certain existing Shareholders dated as of 22nd January 2021.

“Series C-1 Preferred Shares”	means the series C-1 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series C-1 Purchase Agreements”	means the Series C-1 HL Purchase Agreement and the Series C-1 Internal Round Purchase Agreement.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share in the Company.

“Shareholder” and “Shareholders”	means a holder or holders of any Shares.

“Shareholders’ Agreement”	means the amended and restated shareholders’ agreement entered into by and among the Company, the Restricted Individual, the Shareholders and certain other parties thereto dated on or immediately after the Series C-1 Closing.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Act (2021 Revision) of the Cayman Islands.

“Subscriber”	means the subscriber to the Memorandum.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Virtual King”	means Virtual King Investments Limited.

2.	In the Articles:

2.1	words importing the singular number include the plural number and vice-versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations as well as any other legal or natural person;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5	“shall” shall be construed as imperative and “may” shall be construed as permissive;

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2.6	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.7	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.8	the term “and/or” is used herein to mean both “and” as well as “or”. The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

2.9	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

2.10	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

2.11	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

2.12	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

2.13	headings are inserted for reference only and shall be ignored in construing the Articles; and

2.14	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

SHARE CAPITAL: ISSUE OF SHARES

3.	The business of the Company may be commenced as soon after incorporation of the Company as the Board shall see fit.

4.	The authorized share capital of the Company at the date of the adoption of these Articles is US$1,000,000 divided into 1,000,000,000 shares, comprising (i) 927,700,983 Ordinary Shares, (ii) 14,000,000 Founder Shares, (iii) 17,224,000 series seed Preferred Shares, (iv) 11,599,000 series A Preferred Shares, (v) 4,431,000 series A-1 Preferred Shares, (vi) 3,644,000 series B Preferred Shares, (vii) 3,661,000 series B-1 Preferred Shares, and (viii) 7,275,817 series B-2 Preferred Shares, (ix) 10,464,200 series C Preferred Shares and (x) 25,882,441 series C-1 Preferred Shares, in each case having the rights and preferences attached thereto as provided in these Articles.

5.	Subject to the provisions of the Statute, the Memorandum and these Articles, and where not inconsistent with the Shareholders’ Agreement and without prejudice to any rights attached to any existing Shares, the Board may allot, issue, grant options, rights or warrants over or otherwise dispose of any Shares (including fractions of any Share) with or without preferred, deferred, qualified or other rights or restrictions, whether in regard to dividend or other distribution, voting, return of capital or otherwise, and to such persons at such times and on such other terms as they think proper and may also (subject to the Statute and the Articles, and where not inconsistent with the Shareholders’ Agreement) vary such rights. Notwithstanding the foregoing, the Subscriber shall have the power to:

5.1	issue one Share to itself;

5.2	transfer that Share by an instrument of transfer to any person; and

5.3	update the Register of Members in respect of the issue and transfer of that Share.

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6.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the Board is expressly authorised and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be issued on a pro rata basis to each holder of an Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

7.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, upon approval of the Board, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purposes shall be reserved for issuance in connection with an option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company.

8.	All Shares shall be issued fully paid as to their nominal value and any premium determined by the Board at the time of issue and shall be non-assessable.

9.	The Company shall not issue Shares to bearer.

ORDINARY SHARES

10.	The holders of the Ordinary Shares shall be:

10.1	entitled to dividends or other distributions in accordance with the relevant provisions of the Articles;

10.2	entitled to and are subject to the provisions in relation to winding up of the Company provided for in the Articles;

10.3	entitled to attend general meetings of the Company and shall be entitled to one (1) vote for each Ordinary Share registered in his name in the Register of Members, both in accordance with the relevant provisions of the Articles.

11.	All Ordinary Shares shall rank pari passu with each other in all respects.

FOUNDER SHARES

12.	The holder of the Founders Shares shall:

12.1	not be entitled to dividends or other distributions of the Company;

12.2	not be entitled to distributions in relation to winding up of the Company in accordance with these Articles;

12.3	be entitled to attend general meetings of the Company and shall be entitled to ten (10) votes for each Founder Share registered in her name in the Register of Members, both in accordance with the relevant provisions of the Articles;

12.4	to the fullest extent permitted by law and except as otherwise contemplated herein, the holder of Founder Shares shall vote together with the holders of Ordinary Shares and Preferred Shares as a single class; and

12.5	in the event of any adjustments made to the share capital of the Company, adjust her voting rights in the Company proportionately in accordance with paragraph 8 of Schedule A.

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13.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the Founder Shares:

13.1	may not be issued by the Company without the approval of the Requisite Majority;

13.2	shall rank pari passu with each other in all respects;

13.3	shall not be transferable, convertible or redeemable by the Company;

13.4	shall only be held by the Restricted Individual; and

13.5	shall be automatically cancelled upon the occurrence of any of the following events:

(a)	the death of the Restricted Individual;

(b)	the Restricted Individual ceasing to be a Director for any reason;

(c)	the Restricted Individual being deemed by applicable legal authority to be incapacitated or unsuitable for the purpose of performing her duties as a Director; or

(d)	the transfer to another person of the beneficial ownership of any such Founder Share or the control over the voting rights attached to such Founder Share.

PREFERRED SHARES

14.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, Preferred Shares may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed, or in any resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

15.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, no dividend shall be declared and set apart for payment on any series of Preferred Shares in respect of any periods in respect of which dividends are payable (“Dividend Period”) unless there shall likewise be or have been paid, or declared and set apart for payment, on all Preferred Shares of each other series entitled to cumulative dividends at the time outstanding which rank senior or equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said Preferred Shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

16.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, if, upon the winding up of the Company, the assets of the Company distributable among the holders of any one or more series of Preferred Shares which (i) are entitled to a preference over the holders of the Ordinary Shares upon such winding up, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such Preferred Shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Shares ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

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ISSUE OF WARRANTS AND OPTIONS

17.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the Board may issue warrants or options to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine. No warrants or options shall be issued to bearer.

CERTIFICATES FOR SHARES

18.	Unless the Board determines otherwise, every person whose name is entered as a Member in the Register of Members shall be entitled without payment to receive, within twenty (20) days, after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide), one certificate for all his Shares of each class or, upon payment of such reasonable fee as the Board shall prescribe, such number of certificates for Shares held as that person may request, provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

19.	Every share certificate shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and/or to be signed by such person(s) as may be authorised by the Board and may authorise certificates to be issued with the authorised signature(s) affixed by some method or system of mechanical process.

20.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

21.	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

REGISTER OF MEMBERS

22.	The Company shall maintain or caused to be maintained a Register of its Members in accordance with the Statute.

23.	If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate or branch register or registers of Members in accordance with the Statute at such location or locations within or outside the Cayman Islands as the Board thinks fit. The Board may also determine which register of Members shall constitute the principal register and which shall constitute the duplicate or branch register or registers, and to vary such determination from time to time.

24.	The Company, or any agent(s) appointed by it to maintain the duplicate or branch Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate or branch Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Statute.

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25.	The Company shall not be bound to register more than four (4) persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

26.	All transfers of Shares may be effected by an instrument of transfer in any usual or common form or in such other form, or by such other manner, as the Board may approve. All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by or on behalf of the Company. A Member who holds Shares may not sell, transfer, assign or otherwise dispose of its Shares to any person, whether directly or indirectly, except in compliance with Schedule A hereto (which Schedule A shall be deemed to be incorporated by reference herein and have the same force and effect as any other provision of these Articles).

27.	The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee provided that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, the Board shall, if it so requires, have previously been provided with a list of specimen signatures of the authorised signatories of such transferor or transferee and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members in respect thereof.

28.	The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share unless:

28.1	the instrument of transfer is lodged with the Company accompanied by the certificate for the Shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

28.2	the instrument of transfer is in respect of only one class of Shares;

28.3	the instrument of transfer is properly stamped (in circumstances where stamping is required);

28.4	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four (4);

28.5	a fee of such maximum amount as the Exchange (if any) may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof; and

28.6	such transfer is in compliance with the provisions of the Statute, the Shareholders’ Agreement, the Memorandum, these Articles and Schedule A hereto.

29.	When determining whether to register the transfer of any Share, the Board shall have regard to the terms of, and any restrictions contained in, the Memorandum, these Articles, Schedule A hereto, the Shareholders’ Agreement and any agreement(s) with Member(s) approved by the Board. Notwithstanding any other provision of the Articles, the Company shall register any transfer of Shares made in accordance with the Memorandum, these Articles, Schedule A hereto, the Shareholders’ Agreement and the terms of any agreement(s) with Member(s) approved by the Board. If the Board refuses to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

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30.	The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

31.	Upon every transfer of Shares the certificate, if any, held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and unless the Board determines otherwise a new certificate shall be issued without charge to the transferee in respect of the Shares transferred to him, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION, REPURCHASE AND SURRENDER OF SHARES; TREASURY SHARES

32.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the redemption of Ordinary Shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the Ordinary Shares and the redemption of Preferred Shares shall be effected in such manner as the Board may, by resolution, determine before the issue of the Preferred Shares.

33.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Board may agree with the relevant Member.

34.	In addition to Article 33 above, the Company is authorised to purchase any Share listed on an Exchange in accordance with the following manner of purchase: the maximum number of Shares that may be repurchased shall be equal to the number of issued Shares, less one Share; at such time; at such price and on such other terms as determined and agreed by the Board in their sole discretion, provided, however, that (i) such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange; and (ii) at the time of the repurchase the Company is able to pay its debts as they fall due in the ordinary course of its business.

35.	In addition to Article 33 and Article 34 above and subject to the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the Company is authorised to purchase any Share not listed on an Exchange in accordance with the following manner of purchase: the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the Shares are to be repurchased at least two (2) days prior to the date specified in the notice as being the repurchase date; the price for the Shares being repurchased shall be such price agreed between the Board and the applicable Member; the date of repurchase shall be the date specified in the repurchase notice; and the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion.

36.	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

37.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

38.	The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

39.	The Board may accept the surrender for no consideration of any fully paid Share.

40.	The Board may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

41.	The Board may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

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VARIATION OF RIGHTS OF SHARES

42.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Board not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Board reserves the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class.

43.	To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one (1) person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand apoll.

44.	The rights conferred upon the holders of the Shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith. The rights of holders of Ordinary Shares or Founder Shares shall not be deemed to be varied by the creation or issue of Shares with preference or other rights which may be effected by the Board as provided in these Articles without any vote or consent of the holders of Ordinary Shares or Founder Shares (as the case may be).

COMMISSION ON SALE OF SHARES

45.	The Company may in so far as the Statute permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

46.	The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

TRANSMISSION OF SHARES

47.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by him solely or jointly with other persons.

48.	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject to as hereinafter provided, elect either to be registered himself as holder of the Share or to make such transfer of the Share to such other person nominated by him and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

49.	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

50.	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company provided however that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share and if the notice is not complied with within ninety (90) days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

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AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

51.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, the Company may by Ordinary Resolution:

51.1	increase its share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

51.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

51.3	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

51.4	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

51.5	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

51A.	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of transfer, transmission, and otherwise as the Shares in the original share capital.

51B.	Without prejudice to Article 51 hereof, and subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

51B.1	change its name,

51B.2	alter or add to the Articles;

51B.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

51B.4	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

52.	Subject to the provisions of the Statute, the Company may by resolution of the Board change the location of its registered office. The Company may, in addition to its registered office, maintain such other offices or places of business as the Board determines.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

53.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

54.	In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than sixty (60) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant.

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55.	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

56.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

57.	The Company shall, if required by the Statute, other applicable law or the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange, hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Board shall appoint provided that the period between the date of one annual general meeting of the Company and that of the next shall not be longer than such period as applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange permits. At these meetings the report of the Board (if any) shall be presented.

58.	The Board may whenever it thinks fit proceed to convene a general meeting of the Company.

59.	General meetings of the Company (other than the annual general meeting) may be held at such place, either within or without the Cayman Islands, as determined by the Board or pursuant to a Members’ requisition.

60.	A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition more than thirty per cent (30%) in par value of the issued share capital of the Company which as at that date carry the right to vote at general meetings of the Company.

61.	The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists.

62.	If the Directors do not within twenty-one (21) days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all the requisitionists, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one (21) days.

63.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

64.	At least seven (7) clear days’ notice shall be given of any general meeting. Every notice shall specify such details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

65.	A general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

65.1	in the case of an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and

65.2	in the case of an extraordinary general meeting, by such number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent (95%) in par value of the Shares in issue that carry a right to vote or their proxies.

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66.	The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given to all Members other than such as, under the provisions of the Articles or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company.

67.	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member of the Company.

68.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

69.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

70.	No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy holding not less than a majority of the issued Shares of the Company entitled to vote at the meeting in question shall be a quorum. Only business set out in the applicable notice may be transacted at such general meeting.

71.	A person may only participate at a general meeting in person or by proxy or if a corporation or other non-natural person by its duly authorised representative. A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

72.	If within one (1) hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one (1) hour from the time appointed for the meeting to commence the Members present shall be a quorum.

73.	In order for business to be properly brought before a general meeting by a Member, written notice thereof must have been filed with the Secretary not less than 90 days prior to the date of the meeting (or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later) nor more than 120 days prior to the meeting. Each such notice shall set forth: (i) the name and address of the Member who intends to make the proposal as the same appear in the Company’s records, (ii) the class and number of Shares that are owned by such Member, and (iii) a clear and concise statement of the proposal and the Member’s reasons for supporting it. The filing of a Member’s notice as required above shall not, in and of itself, constitute the making of the proposal described therein. If the Chairman of the meeting determines that any proposed business has not been properly brought before the meeting, he shall declare such business out of order, and such business shall not be conducted at the meeting.

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74.	The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within one (1) hour after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

75.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within one (1) hour after the time appointed for the meeting to commence, the Members present shall choose one of their number to be Chairman of the meeting.

76.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

77.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, at any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

78.	A poll shall be taken in such manner as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. Any other business other than that upon which a poll is to be taken or is contingent thereon may be preceded with pending the taking of the poll.

79.	In the case of an equality of votes the Chairman of the general meeting at which the poll is taken shall not be entitled to a second or casting vote.

NOMINATIONS OF DIRECTORS

80.	For nominations of persons for appointment to the Board (other than Directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, appointing Directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, not less than 90 days prior to the date of such meeting (or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later) nor more than 120 days prior to such meeting. Such Member’s notice shall set forth (a) as to each person whom the Member proposes to nominate for appointment or re- appointment as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, of the United States of America, as amended, or any successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if appointed and (b) as to the Member giving the notice (i) the name and address of such Member, as they appear on the Register of Members, (ii) the class and number of Shares that are owned beneficially and/or of record by such Member, (iii) a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the Member intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued Shares carrying the right to vote at general meetings required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from Members in support of such nomination. The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee’s ability to fulfil his duties as a Director.

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81.	For nominations of persons for appointment to the Board (other than Directors to be nominated by any series of Preferred Shares, voting separately as a class) to be properly brought before an extraordinary general meeting by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company or such other address as the Secretary may designate, not earlier than the 120th day prior to such general meeting and not later than the 90th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be appointed at such meeting. Such Member’s notice shall set forth the same information as is required by provisions (a) and (b) of the above Article.

82.	Unless otherwise provided by the terms of any series of Preferred Shares or any agreement among Members or other agreement approved by the Board, and save in relation to any Director appointed by the Directors pursuant to Articles 97 to 104, only persons who are nominated in accordance with the procedures set forth above shall be eligible to serve as Directors of the Company. If the Chairman of a general meeting determines that a proposed nomination was not made in compliance with such Articles, he shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of the Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present his nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

83.	Subject to any rights or restrictions attached to any class or classes of Shares, every Member present in person or by proxy, or, if a corporation or other non-natural person, by its duly authorised representative or by proxy, shall have (i) one (1) vote for each Ordinary Share or Preferred Share, and (ii) ten (10) votes for each Founder Share, registered in such holder’s name in the Register of Members. No cumulative voting shall be allowed at any general meeting.

84.	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

85.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

86.	No Member shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting.

87.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

88.	Votes may be cast either personally or by proxy (or in the case of a corporation or other non- natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint one proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

89.	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

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PROXIES

90.	The rules and procedures relating to the form or a proxy, the depositing or filing of proxies and voting pursuant to a proxy and any other matter incidental thereto shall be approved by the Board, subject to such rules and procedures as required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange and as provided in the following Articles under this heading of “PROXIES”.

91.	The Chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the Chairman, shall be invalid.

92.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural person, under the hand of its duly authorised person provided however, that a Member may also authorise the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the internet) obtained pursuant to procedures approved by the Board which are reasonably designed to verify that such instructions have been authorised by such Member. A proxy need not be a Member.

93.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

CORPORATE MEMBERS

94.	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

95.	Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

96.	Subject to the provisions of the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, unless otherwise determined by a Special Resolution, there shall be a Board consisting of seven (7) Directors (exclusive of alternate Directors) provided that so long as Shares of the Company are listed on an Exchange, the Board shall include such number (if any) of Independent Directors as the relevant code, rules or regulations applicable to the listing of any Shares on the Exchange require. For the avoidance of doubt, if the Board has increased or reduced the upper or lower limits on the number of Directors pursuant to this Article, any subsequent increase or reduction to such increased or reduced number shall require a Special Resolution or a further resolution of the Board, as the case may be.

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APPOINTMENT OF DIRECTORS AND BOARD OBSERVER

97.	The Board shall consist of up to seven (7) persons as Directors (exclusive of alternate Directors).

98.	The Restricted Individual shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time up to four (4) Directors.

99.	Ironfire shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director.

100.	Heyi shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director.

101.	K11 shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director.

102.	A Member may at any time remove or replace any Director nominated by such Shareholder by notice in writing to the Company. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

102.1	if the departed Director was nominated by the Restricted Individual, then the Restricted Individual,

102.2	if the departed Director was nominated by Ironfire, then Ironfire,

102.3	if the departed Director was nominated by Heyi, then Heyi,

102.4	if the departed Director was nominated by K11, then K11, shall be entitled to designate in writing one (1) nominee for election to fill such vacancy. The Members shall, as soon as practicable after such nomination is made, vote their respective Equity Securities to elect such nominee to the Board.

103.	A Director or alternate Director may hold any other office or place of profit in the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

104.	Virtual King shall be exclusively entitled to designate, appoint, remove, replace and reappoint from time to time one (1) person to attend any Board meeting as an observer of such meeting in a non-voting observer capacity (the “Board Observer”) for so long as Virtual King holds no less than one percent (1%) of the Shares (on a Fully Diluted Basis) in the Company.

VACATION OF OFFICE OF DIRECTOR

105.	The office of a Director shall be vacated if:

105.1	the Director gives notice in writing to the Company that he resigns the office of Director;

105.2	the Director absents himself (for the avoidance of doubt, without being represented by a proxy or alternate Director appointed by him) from three (3) consecutive meetings of the Board without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office;

105.3	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

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105.4	the Director is found a lunatic or becomes of unsound mind;

105.5	the Director is removed in accordance with Article 102;

105.6	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors; or

105.7	the Director being prohibited by any applicable law, or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange, from being a Director.

REMUNERATION OF DIRECTORS

106.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their traveling, hotel and other expenses reasonably and properly incurred by them in going to, attending and returning from meetings of the Board, or any committee of the Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other. For the purposes of this Article, the amount in which the Company shall reimburse each Director shall not exceed US$15,000 per calendar year.

107.	The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

108.	The Board may approve additional remuneration to any Director for any services which in the opinion of the Board go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also legal counsel to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

REIMBURSEMENT TO BOARD OBSERVER

109.	The Board Observer shall be entitled to be paid his/her traveling, hotel and other expenses reasonably and properly incurred by him/her in going to, attending and returning from meetings of the Board.

NO MINIMUM SHAREHOLDING

110.	A Director is not required to hold Shares.

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DIRECTORS’ INTERESTS

111.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

112.	A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

113.	A Director or alternate Director of the Company may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of, or from his interest in, such other company.

114.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

115.	A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

116.	Subject to the provisions of the Statute, the Memorandum, these Articles, Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, and to any directions given by Special Resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board. When exercising their powers under the Articles the Board shall have regard to the terms of any agreement(s) with Member(s) approved by the Board.

117.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Board shall determine by resolution.

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118.	The Board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

119.	Subject to the Statute, the Memorandum, these Articles and Schedule A hereto, the Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MINUTES

120.	The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all proceedings at meetings of the Company or the holders of any class of Shares and of the Board, and of committees of the Board including the names of the Directors or alternate Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

121.	Subject to the Statute, the Memorandum, these Articles and Schedule A hereto, the Board may delegate any of its powers, authorities and discretions (including the power to sub- delegate) to any committee consisting of one or more Directors or of such other persons as the Board may determine. The Board may also delegate to any managing director, any Director holding any other executive office or any other Director such of their powers, authorities and discretions as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered by the Board. Subject to any such conditions, the proceedings of a committee of the Board or other persons shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

122.	Subject to the Statute, the Memorandum, these Articles and Schedule A hereto, the Board may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Board. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

123.	The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Board at any time.

124.	The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

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ALTERNATE DIRECTORS

125.	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed byhim.

126.	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors, and generally to perform all the functions of his appointor as a Director in his absence.

127.	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

128.	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

129.	Subject to the provisions of the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

EXECUTIVE OFFICERS

130.	Subject to the Statute, the Memorandum, these Articles and Schedule A hereto, the Board may from time to time appoint one or more chairman of the Board, president, chief executive officer, chief financial officer and such other officers of the Company (including, for the avoidance of doubt and without limitation, any Secretary) as it considers necessary in the management of the business of the Company and as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with these Articles. Such officers need not also be a Director. Unless otherwise specified in the terms of his appointment, an officer of the Company may be removed by resolution of the Board. An officer of the Company may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

131.	Every Director appointed to an office under the above Article hereof shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, be liable to be dismissed or removed from such executive office by the Board. A Director appointed to an office under the above Article shall ipso facto and immediately cease to hold such executive office if he shall cease to hold the office of Director for any cause.

PROCEEDINGS OF DIRECTORS

132.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit but in any event not less than once every quarter at such place and time as shall be determined by a majority vote of the Board. Subject to the Statute, the Memorandum, these Articles and Schedule A hereto, questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

133.	Special meetings of the Board, to be held at the offices of the Company (or such other place as shall be agreed by a majority vote of the directors), shall be called at the direction of the chief executive officer of the Company or one or more Directors, upon not less than three (3) Business Days’ notice given by the chief executive officer of the Company or the Secretary (which officers shall give such notice if properly directed to do as aforesaid). Emergency meetings of the Board may be held at the offices of the Company (or such other place as shall be agreed by a majority vote of the Directors) upon not less than one (1) Business Day’s telephone notice specifying in reasonable detail the nature of such emergency (to be confirmed by written facsimile or email notice) by any director, the chief executive officer of the Company or the Secretary.

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134.	With respect to quarterly meetings and non-quarterly non-emergency meetings, not later than five (5) Business Days before each such meeting, the chief executive officer of the Company or the Secretary shall deliver to each director and the Board Observer, together with the notice of each such meeting, an agenda specifying in reasonable detail the matters to be discussed at the applicable Board meeting, unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting. Any Director that wishes to have any additional matter discussed at any such meeting shall give the Secretary of the Company and each other Director, not later than two (2) Business Days prior to any such meeting, notice of each matter it so wishes to discuss.

135.	The quorum necessary for the transaction of the business of the Board shall occur when there are present in person or by proxy or by alternate not less than one half of the total number of Directors, including all of the Investor Directors. If notice of the meeting of Directors has been duly delivered to all Directors prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within one (1) hour from the time appointed for the meeting solely because of the absence of any Investor Director, the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place with notice delivered to all Directors in accordance with the notice procedures hereunder and, if at the adjourned meeting, the quorum is not present within half an hour from the time appointed for the meeting solely because of the absence of any Investor Director, then the presence of any Investor Director shall not be required at such adjourned meeting solely for purpose of determining if a quorum has been established and the attendance of a simple majority of the Directors shall constitute a quorum. If there shall at any time be only a sole Director the quorum shall be one (1). A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

136.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

137.	The Directors may elect a chairman of their Board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

138.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director and/or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

139.	Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

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140.	A resolution in writing (in one or more counterparts), signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution (an alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointer and in his capacity as a Director) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of the Directors as the case may be, duly convened and held. The written resolutions shall be filed with the minutes of proceedings of the Directors. Written notice of the action to be taken by written consent of the Board will be given by the chief executive officer of the Company or the Secretary to all Members at least two (2) Business Days prior to the effectiveness of any such action.

141.	A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

142.	A Director or alternate Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director or alternate Director who voted in favour of such action.

SEAL

143.	The Company may, if the Board so determines, have a Seal. The Seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or the Secretary or Secretary-Treasurer or some other officer of the Company or other person appointed by the Directors for the purpose.

144.	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Board so determines, with the addition on its face of the name of every place where it is to be used.

145.	A Director, Secretary or other officer or representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

146.	Subject to the Statute, the Memorandum, these Articles and Schedule A hereto and where not inconsistent with the Shareholders’ Agreement, and except as otherwise provided by the rights attached to any Shares, the Board may from time to time declare or resolve to pay dividends and other distributions on Shares in issue and authorise payment of the dividends or other distributions out of the funds of the Company lawfully available therefor.

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147.	A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the Board resolves to pay such dividend specifically state that such dividend shall be a final dividend.

148.	The Board may, before declaring or resolving to pay any dividends or other distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

149.	No dividend or other distribution shall be payable except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by the Statute.

150.	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or other distributions, if dividends or other distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

151.	The Board may declare or resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional Shares or certificates and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

152.	Except as otherwise provided by the rights attached to any Shares, dividends and other distributions may be paid in any currency. The Board may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

153.	Any dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant or electronic or other payment shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

154.	No dividend or other distribution shall bear interest against the Company.

155.	Any dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date on which such dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the Member. Any dividend or other distribution which remains unclaimed after a period of six (6) years from the date of declaration of such dividend or other distribution shall be forfeited and shall revert to the Company. Any Member may by an instrument in writing delivered to the Company waive or forfeit the right to receive any dividend or distribution. Any dividend or distribution in respect of which such an instrument in writing has been delivered to the Company by or on behalf of a Member shall be waived and/or forfeited by such Member and shall revert to the Company.

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CAPITALISATION

156.	The Board may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of dividend or other distribution and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board shall do all acts and things required to give effect to such capitalisation, with full power given to the Board to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

BOOKS OF ACCOUNT

157.	The Board shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five (5) years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

158.	The Board shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Board or by the Company in general meeting.

159.	The Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

160.	The appointment of and provisions relating to Auditors shall be in accordance with applicable law and the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

161.	In the event that no such code, rules and regulations referred to in the above Article apply, the appointment of and provisions relating to Auditors shall in accordance with the following provisions:

161.1	The Board may appoint an Auditor who shall hold office until removed from office by a resolution of the Board, on such terms as the Board determines and the Board may fix his or their remuneration.

161.2	Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

161.3	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

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NOTICES

162.	Notices shall be in writing and shall be given by the Company in accordance with applicable law and the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

163.	In the event that no such code, rules and regulations referred to in the above Article applies, notice shall be given in accordance with the following provisions:

163.1	notices shall be in witting and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent by airmail;

163.2	where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third (3rd) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient;

163.3	a notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred;

163.4	notice of every general meeting shall be given in any manner authorised by the Articles to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of general meetings, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

164.	If the Company shall be wound up the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the provisions of the Statute, the Memorandum, these Articles, Schedule A hereto and where not inconsistent with the Shareholders’ Agreement and the rights attaching to any Shares, in a winding up:

164.1	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

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164.2	If the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

165.	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

166.	To the fullest extent permitted by law, no Director, officer of the Company or trustee acting in relation to any of the affairs of the Company shall be personally liable to the Company or its Members for any loss arising or liability attaching to such Director or officer by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Director or officer may be guilty in relation to the Company; provided, however, that this shall not apply to (a) any fraud or dishonesty of such Director or officer, (b) such Director’s or officer’s conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the Director or officer is not legally entitled. Notwithstanding the preceding sentence, this section shall not extend to any matter that would render it void pursuant to the Statute or to any person holding the office of auditor in relation to the Company.

167.	To the fullest extent permitted by law, the Company shall indemnify any current or former Director, officer of the Company, or any person who is serving or has served at the request of the Company as a director or officer and any trustee acting in relation to any of the affairs of the Company and their respective heirs, executors, administrators and personal representatives (each individually, a “Covered Person”), against any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a proceeding by, or in the name or on behalf of, the Company), to which he was, is, or is threatened to be made, a party or in which he is otherwise involved, (a “proceeding”) by reason of the fact that he is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Person’s conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the Covered Person is not legally entitled. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Statute, applicable law or to any person holding the office of auditor in relation to the Company.

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168.	In the case of any threatened, pending or completed proceeding by, or in the name or on behalf of, the Company, to the fullest extent permitted by law, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the defence or settlement thereof, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which such Covered Person shall have been finally adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company, or for conscious, intentional or wilful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, unless and only to the extent that the Grand Court in the Cayman Islands or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter that would render it void pursuant to the Statute or to any person holding the office of auditor in relation to the Company.

169.	To the fullest extent permitted by law, expenses, including attorneys’ fees, incurred by a Covered Person in defending any proceeding for which indemnification is permitted pursuant to these Articles shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company pursuant to these Articles.

170.	Any indemnification pursuant to these Articles (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in these Articles, as the case may be. Such determination shall be made, with respect to a Covered Person who is a Director or officer of the Company at the time of such determination, (a) by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum; (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or otherwise in accordance with any applicable agreement with a Covered Person; or (d) by the Members by Ordinary Resolution. Such determination shall be made, with respect to any other Covered Person, by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case. Notwithstanding the any provision of these Articles relating to indemnification, the Company shall be required to indemnify or advance expenses to a Covered Person in connection a proceeding commenced by such Covered Person only if the commencement of such proceeding by such person was authorized by the Board.

171.	It being the policy of the Company that indemnification of the persons specified in these Articles shall be made to the fullest extent permitted by law, the indemnification and advancement of expenses provided for by these Articles shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Articles, any agreement with a Covered Person, any insurance purchased by the Company, vote of Members or disinterested Directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a Covered Person.

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172.	The Board may, notwithstanding any interest of the Directors in such action, authorize the Company to purchase and maintain insurance on behalf of any Covered Person, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Articles. As used in these Articles relating to indemnification, references to the “Company” include all constituent corporations in an amalgamation, consolidation or merger or similar arrangement in which the Company or a predecessor to the Company by amalgamation, consolidation or merger or similar arrangement was involved.

FINANCIAL YEAR

173.	Unless the Board otherwise prescribes, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

174.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

175.	The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.

PRIORITY OF THE PROVISIONS SET OUT IN THE SCHEDULE

176.	All provisions set out in the main body of these Articles shall be read in conjunction with and shall be subject to the terms set out in the Schedule A hereto, which provide further details on the rights attaching to the Preferred Shares. In the event of any difference between the provisions set out in the main body of these Articles and the provisions set out in the Schedule A hereto, the provisions set out in the Schedule A hereto shall prevail.

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SCHEDULE A

1.	Defined Terms for purposes of this Schedule A

“2020 Convertible Loan Conversion Options” means all of the conversion options granted under (i) the convertible loan agreement entered into between the Company and certain Shareholders dated 23 March 2020, and (ii) each of the convertible loan agreement entered into between the Company and (A) Matthew Bromwich dated 7 July 2020, (B) Gan, Khai Choon dated 30 June 2020, (C) Lo, Ngok Yang dated 6 July 2020, (D) Grace Cheng Wen Seung dated 9 July 2020, and (E) Matthew Choi Chung Lee dated 27 October 2020, respectively.

“2020 Convertible Loans” means all the loan facilities provided to the Company pursuant to (i) a convertible loan agreement entered into between the Company and certain Shareholders dated 23 March 2020, and (ii) a convertible loan agreement with each of (A) Matthew Bromwich dated 7 July 2020, (B) Gan Khai Choon dated 30 June 2020, (C) Lo Ngok Yang dated 6 July 2020, (D) Grace Cheng Wen Seung dated 9 July 2020, and (E) Matthew Choi Chung Lee dated 27 October 2020, respectively.

“2020 Convertible Loan Shares” means all of the Shares or Equity Securities issued and issuable pursuant to the 2020 Convertible Loan Conversion Options and the 2020 Convertible Loan Warrants. For the avoidance of doubt, each lender of the 2020 Convertible Loans may choose to exercise either the 2020 Convertible Loan Warrants or the 2020 Convertible Loan Conversion Options, but not both.

“2020 Convertible Loan Warrants” means all the warrants granted under (i) the convertible loan agreement entered into between the Company and certain Shareholders dated 23 March 2020, and (ii) each of the convertible loan agreement entered into between the Company and (A) Matthew Bromwich dated 7 July 2020, (B) Gan, Khai Choon dated 30 June 2020, (C) Lo, Ngok Yang dated 6 July 2020, (D) Grace Cheng Wen Seung dated 9 July 2020, and (E) Matthew Choi Chung Lee dated 27 October 2020, respectively.

“Additional Shares” has the meaning provided in paragraph 7.5(e) of Schedule A.

“AMTD” means AMTD Direct Investment I Limited.

“Articles” means the Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person. With respect to a Talis Investor, “Affiliate” shall also include any Person advised or managed by such Talis Investor and other fund advisors which are under common Control with such Talis Investor.

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Schedule A-1

“Asset Sale” means a sale or transfer (or other acquisition by whatever means) of all or substantially all of the assets, including but not limited to the sale, transfer or exclusive license of all or substantially all of the Intellectual Property, of any Group Company.

“Board” means the Company’s board of directors.

“Business” means the operation of cooking multimedia platform and community in Hong Kong and the PRC by the Group Companies (or any Group Company as the context otherwise requires).

“C-1 Financing Transaction Documents” means the Series C-1 Purchase Agreements and all other documents in relation to the Internal Round Financing and the HL Financing, including but not limited to shareholders’ loan agreements, convertible loans exchange agreements, deeds of grant of warrants, share issuance agreements and other documents in connection thereto.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Closing” has the meaning as provided in the Purchase Agreement.

“Conversion Date” has the meaning provided in paragraph 7.2 of Schedule A.

“Conversion Notice” has the meaning provided in paragraph 7.2 of Schedule A.

“Conversion Price” means the conversion price from time to time in effect for each class of Preferred Shares.

“Conversion Rights” has the meaning provided in paragraph 7.1 of Schedule A.

“Control”, “Controls”, “Controlled” (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise.

“Equity Securities” means any securities having voting rights in the election of the Board not contingent upon default, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing.

“Founder Shares” means the class B ordinary shares, par value US$0.001 per share, in the share capital of the Company with the rights set out in these Articles.

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Schedule A-2

“Fully Diluted Basis” means after taking into account all issued and outstanding Shares and assuming the exercise of all options and the conversion or exchange of all convertible or exchangeable Equity Securities and the exercise of similar rights, and the issuance of all Shares that the Company is obligated to issue thereunder or in connection therewith (but excluding (i) all of the Founder Shares, and (ii) all of the unissued 2020 Convertible Loan Shares.

“Gobi” means Alibaba Hong Kong Entrepreneurs Fund, L.P., a limited partnership incorporated under the laws of Cayman Islands with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

“Group” means the Company and its Subsidiaries from time to time, and “Group Company” means any of them.

“Group Industry” means the food, lifestyle and wellness industry.

“Heyi” means Shanghai Heyi Kewen Investment, L.P. 上海合一科文投资合伙企业（有限合伙）.

“Heyi Director” means the director of the Board which Heyi shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time.

“HL Financing” means the financing of the Company by issuing certain number of Series C-1 Preferred Shares to Virtual King or its Affiliate.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with applicable accounting standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Intellectual Property” means (a) patents, patent applications and statutory invention registrations, (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith, (c) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Internal Round Financing” means the financing of the Company by issuing certain number of Series C-1 Preferred Shares to and borrowing certain funds from certain existing Shareholders.

“Investor Directors” means the Heyi Director, the Ironfire Director and the K11 Director as defined below.

“Ironfire” means Ironfire Angel Partners LP and Ironfire Ventures II, L.P.

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Schedule A-3

“Ironfire Director” means the director of the Board which Ironfire shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time.

“K11” means Spirit Ice Project Company Limited, a company incorporated under the laws of the British Virgin Islands with its registered address at Portcullis Chambers, 4th Floor Ellen Skelton Building, 3076 Sir Francis Drake Highway, Road Town, VG1110, British Virgin Islands.

“K11 Director” means the director of the Board which K11 shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company, any Subsidiary or any Shareholder, as the case may be.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, Law, equity or otherwise.

“Liquidation Event” has the meaning provided in paragraph 5.11 of Schedule A.

“Liquidation Preference” has the meaning provided in paragraph 5.10 of Schedule A.

“Major Series Preferred Dividends” has the meaning provided in paragraph 6 of Schedule A.

“New Securities” means any share (including Ordinary Shares and/or preferred shares) in the capital of the Company whether now authorized or not, and rights, options or warrants to purchase such shares and securities of any type whatsoever that are, or may become, convertible into share in the capital of the Company, and any debt instrument or debt interest; provided, however, that the term “New Securities” does not include (i) securities purchased under the Purchase Agreement and the Series C-1 Purchase Agreements and securities issued and/ or converted pursuant to the C-1 Financing Transaction Documents; (ii) securities issued upon conversion of the Preferred Shares or exercise of the outstanding options or warrants; (iii) securities issued to employees, consultants, officers or directors of the Company pursuant to any share option, share purchase or share bonus plan, agreement or arrangement approved by the Board (which approval shall include all of the Investor Directors); (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any share split, share dividend, recapitalization or other similar events of the Company; and (vi) securities issued or issuable to banks, equipment lessors, real estate lessors or other financial institutions pursuant to debt financing, equipment finance leasing, real estate finance leasing or other commercial transactions, in each case approved by the Board.

“Ordinary Shareholder” means any holder of Ordinary Shares who is registered as the holder of Ordinary Shares in the Register.

“Ordinary Shares” means the class A ordinary shares, par value US$0.001 per share, in the share capital of the Company with the rights set out in these Articles.

“Person” means an individual, partnership, company, corporation, limited liability company, association, joint stock company, trust, joint venture, organization, business organization, estate, union and any authority or any department, agency or political subdivision thereof.

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Schedule A-4

“Preferred Dividends” has the meaning provided in paragraph 6 of Schedule A.

“Preferred Shareholders” means the Series Seed Preferred Shareholders, the Series A Preferred Shareholders, the Series A-1 Preferred Shareholders, the Series B Preferred Shareholders, the Series B-1 Preferred Shareholders, the Series B-2 Preferred Shareholders, the Series C Preferred Shareholders and the Series C-1 Preferred Shareholders.

“Preferred Shares” means the Series Seed Preferred Shares, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series B Preferred Shares, the Series B- 1 Preferred Shares, the Series B-2 Preferred Shares, the Series C Preferred Shares and the Series C-1 Preferred Shares.

“Purchase Agreement” means the share subscription agreement entered into by and among the Company, K11, JIN Tai Global Limited, C Ventures Fund L.P., Tontec International Limited, the Restricted Individual, Ironfire, the Talis Investors and certain other parties thereto dated as of 31 May 2019.

“Qualified Exchange” means the New York Stock Exchange, the Nasdaq Global Market System, the Main Board or the Growth Enterprise Market of the Hong Kong Stock Exchange, the Shanghai Stock Exchange, the Shenzhen Stock Exchange or any other internationally recognized exchange or quotation system that is approved in writing by the Requisite Majority.

“Qualified IPO” means (1) the closing of the first firm commitment, underwritten public offering to the general public of the Ordinary Shares which (i) results in such Ordinary Shares being listed on a Qualified Exchange, (ii) is effected pursuant to (A) an effective Registration Statement under the Securities Act or (B) the securities laws or rules applicable to an offering of securities on a Qualified Exchange, and (iii) results in the pre-money market capitalization of the Company being no less than US$200,000,000, calculated with reference to (y) the final offer price and (z) taking into account the Ordinary Shares (on a Fully Diluted Basis and fully converted basis) immediately before such listing on a Qualified Exchange, or (2) the closing of a transaction or arrangement (or a series of transactions or arrangements) pursuant to which, all or substantially all of the assets/businesses of the Group Companies are listed on a Qualified Exchange with the pre-money market valuation of the relevant listed equity securities representing all or substantially all of the assets/businesses of the Group Companies being no less than US$200,000,000, calculated by reference to the final offer price or issue price of such relevant listed equity securities at the time immediately prior to the consummation of such listing on a Qualified Exchange (on a Fully Diluted Basis and fully converted basis).

“Redemption Date” has the meaning provided in paragraph 9.2 of Schedule A.

“Redemption Notice” has the meaning provided in paragraph 9.2 of Schedule A.

“Redemption Price” has the meaning provided in paragraph 9.1 of Schedule A.

“Registration Statement” means a registration statement prepared on Form F-1, F- 3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Remaining Preferred Shares” has the meaning provided in paragraph 9.8 of Schedule A.

“Requisite Majority” means the Shareholders holding at least 70% of all voting rights attached to the Shares, but excluding any Founder Shares, at any given time.

“Reserved Matter Threshold” means US$10,000,000.

“Restricted Individual” means Norma Chu Ka Yin, an individual who is a Hong Kong resident and whose Hong Kong identity card number is Z243274(A).

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Schedule A-5

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, and all rules and regulations promulgated thereunder.

“Series A Preferred Shareholders” mean the holders of Series A Preferred Shares.

“Series A Preferred Shares” means the series A convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series A Redemption Price” has the meaning provided in paragraph 9.1(vii) of Schedule A.

“Series A Shares” means the Series A Preferred Shares and the Series A-1 Preferred Shares.

“Series A Subscription Price” means US$0.458 per Series A Preferred Share.

“Series A-1 Preferred Shareholders” mean the holders of Series A-1 Preferred Shares.

“Series A-1 Preferred Shares” means the series A-1 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series A-1 Redemption Price” has the meaning provided in paragraph 9.1(vi) of Schedule A.

“Series A-1 Subscription Price” means US$1.050 per Series A-1 Preferred Share.

“Series B Preferred Shareholders” mean the holders of Series B Preferred Shares.

“Series B Preferred Shares” means the series B convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series B Redemption Price” has the meaning provided in paragraph 9.1(v) of Schedule A.

“Series B Shares” means the Series B Preferred Shares, the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

“Series B Subscription Price” means US$1.921 per Series B Preferred Share.

“Series B-1 Preferred Shareholders” mean the holders of Series B-1 Preferred Shares.

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Schedule A-6

“Series B-1 Preferred Shares” means the series B-1 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series B-1 Redemption Price” has the meaning provided in paragraph 9.1(iv) of Schedule A.

“Series B-1 Subscription Price” means US$2.206 per Series B-1 Preferred Share.

“Series B-2 Preferred Shareholders” mean the holders of Series B-2 Preferred Shares.

“Series B-2 Preferred Shares” means the series B-2 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series B-2 Redemption Price” has the meaning provided in paragraph 9.1(iii) of Schedule A.

“Series B-2 Subscription Price” means US$3.04 per Series B-2 Preferred Share.

“Series C Preferred Shareholders” mean the holders of Series C Preferred Shares.

“Series C Preferred Shares” means the series C convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series C Redemption Price” has the meaning provided in paragraph 9.1(ii) of Schedule A.

“Series C Subscription Price” means US$3.57 per Series C Preferred Share.

“Series C-1 Closing” means the closing of, (i) the sale and purchase of 4,198,329 Series C-1 Preferred Shares in accordance with the Series C-1 HL Purchase Agreement, (ii) 2,125,677 Series C-1 Preferred Shares in accordance with the Series C-1 Internal Round Purchase Agreement, (iii) provision of shareholders’ loans of an aggregate amount of US$4,936,849 by way of new cash, (iv) exchange of certain convertible loans into the principal loan amount of US$8,147,773 to the Company, and (iv) grant of certain warrants, options and allotment and issue of certain Ordinary Shares, in all cases in accordance with the C-1 Financing Transaction Documents.

“Series C-1 Preferred Shareholders” mean the holders of Series C-1 Preferred Shares.

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Schedule A-7

“Series C-1 Preferred Shares” means the series C-1 convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series C-1 HL Purchase Agreement” means the share subscription agreement entered into by and among the Company, Virtual King and certain other parties thereto dated as of 28 September 2020 (as amended and restated pursuant to an amendment and restatement deed dated 22nd January 2021).

“Series C-1 Internal Round Purchase Agreement” means the share subscription agreement entered into by and among the Company, certain existing Shareholders and certain other parties dated as of 22nd January 2021.

“Series C-1 Purchase Agreements” means the Series C-1 HL Purchase Agreement and the Series C-1 Internal Round Purchase Agreement.

“Series C-1 Redemption Price” has the meaning provided in paragraph 9.1(i) of Schedule A.

“Series C-1 Subscription Price” means US$2.3819 per Series C-1 Preferred Share.

“Series Seed Preferred Dividends” has the meaning provided in paragraph 6 of Schedule A.

“Series Seed Preferred Shareholders” mean the holders of Series Seed Preferred Shares.

“Series Seed Preferred Shares” means the series seed convertible redeemable preferred shares, par value US$0.001 per share, in the share capital of the Company, with rights attached to such shares as are set out in the Memorandum and Articles and Schedule A.

“Series Seed Subscription Price” means US$0.311 per Series Seed Preferred Share.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company (excluding any Founder Shares).

“Shareholder” means a holder of any Shares.

“Shareholders’ Agreement” means the amended and restated shareholders’ agreement entered into by and among the Company, the Restricted Individual, the Shareholders and certain other parties thereto dated on or immediately after the Series C-1 Closing.

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Schedule A-8

“Shares” means issued shares in the Company and includes a fraction of an issued share in the Company.

“Subscription Price” means the Series Seed Subscription Price, the Series A Subscription Price, the Series A-1 Subscription Price, the Series B Subscription Price, the Series B-1 Subscription Price, the Series B-2 Subscription Price, the Series C Subscription Price and the Series C-1 Subscription Price.

“Subsidiary” or “Subsidiaries” has the meaning given to it in the Shareholders’ Agreement.

“Talis Investors” means (a) Beyond DayDay Limited, a company registered in Jersey with company number 128784 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB and, (b) Beyond Digital Six Limited, a company registered in Jersey with company number 127685 and registered office at 15 Esplanade, St Helier, Jersey, JE1 1RB.

“Virtual King” means Virtual King Investments Limited.

2.	Matters Requiring Consent of Simple Majority

Notwithstanding any provisions contained herein or in the Charter Documents of any Group Company, each Group Company shall not, and each Shareholder shall procure that each Group Company shall not, take, permit to occur, approve, authorize, or agree or commit to do any of the actions related to the following matters, unless and until approved in writing by the Shareholders holding at least 51% of all voting rights attached to the Shares at any given time:

2.1.	any deviation from or amendment of, more than 20% of the operating expenses amount as set out in the annual budget of the Group;

2.2.	making any capital commitment or expenditure within the Group Industry in excess of the annual budget of the Group, provided that the total commitment or expenditure in excess exceeds the Reserved Matter Threshold;

2.3.	the acquisition or disposal of any equity interest (or any asset, business, business line or department) within the Group Industry, provided that the total acquisition or disposal value within any financial year exceeds the Reserved Matter Threshold;

2.4.	the formation of any joint venture or partnership with any non-Affiliate (except for any strategic alliance which does not involve equity or equity-related investment) involving business within the Group Industry, provided that the total investment amount and commitment within any financial year exceeds the Reserved Matter Threshold;

2.5.	any decision or amendment to the business strategy, investment plan or annual business plan of any Group Company, including but not limited to any change to the business scope or nature of business of any Group Company, or entering into any new line of business or cessation of any existing line of business of any Group Company, for as long as such change or amendment is within the Group Industry;

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Schedule A-9

2.6.	any restructuring, liquidation, dissolution or winding up of any Group Company that is valued at more than the Reserved Matter Threshold;

2.7.	any sale, transfer, lease, or other disposal of, or the incurrence of any Lien on, any asset, or granting the operation right of such asset to any third party, provided that such sale, transfer, lease, disposal, incurrent of lien or granting of operation right (a) is made at fair value on an arm’s length basis, and (b) within any financial year exceeds the Reserved Matter Threshold;

2.8.	any investment or capital commitment in a single transaction, or in a series of transactions, by any Group Company, provided that the total investment and capital commitment within any financial year exceeds the Reserved Matter Threshold;

2.9.	any purchase or disposal of any asset in a single transaction, or in a series of transactions by any Group Company, provided that the total purchase or disposal amount within any financial year exceeds the Reserved Matter Threshold;

2.10.	any expenditure in a single transaction, or in a series of transactions by the Company, provided that the total expenditure within any financial year exceeds the Reserved Matter Threshold;

2.11.	the incurrence of any Indebtedness by a Group Company in a single transaction, or in a series of transaction, provided that the total Indebtedness incurred within any financial year exceeds the Reserved Matter Threshold;

2.12.	any authorization or issue of any bond of any Group Company, with security over any of the business, assets or proprietary rights of any Group Company in the form of mortgage, lien, charge or pledge (no matter whether it is fixed or floating mortgage, charge or any other form of encumbrance), provided that the total value of such bonds within any financial year exceeds the Reserved Matter Threshold;

2.13.	any sale, transfer, grant of an exclusive license, or other disposal of, or the incurrence of any Lien on, the material trademark, patent or other intellectual properties of any Group Company, except in the ordinary course of the business;

2.14.	approval, extension or amendment of any agreement or transaction that grants any exclusive right or other substantial rights related to the business of any Group Company;

2.15.	commencement or termination of any dispute resolution proceeding, or entering into any settlement with any Person or entity in such proceeding, provided that the total amount in dispute exceeds the Reserved Matter Threshold;

2.16.	hiring or terminating any senior management member of any Group Company (excluding the Restricted Individual), or the approval or change of the remuneration package of any such senior management member (except that of the Restricted Individual); and

2.17.	any action by a Group Company (if applicable) to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above (or anything which is analogous to or has a substantially similar effect to any of the actions listed above).

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Schedule A-10

3.	Matters Requiring Consent of Requisite Majority

Notwithstanding any provisions contained herein or in the Charter Documents of any Group Company, each Group Company shall not, and each Shareholder shall procure that each Group Company shall not, take, permit to occur, approve, authorize, or agree or commit to do any of the actions related to the following matters, unless and until approved in writing by the Requisite Majority:

3.1.	subject to the composition of the board pursuant to Section 2.03 of the Shareholders’ Agreement, any change of the size and composition of the board of directors or supervisors of any Group Company, or any change of the compensation of the directors and supervisors of any Group Company;

3.2.	the approval of the final account of any Group Company in each financial year;

3.3.	any action that authorizes, creates or issues, except for the sale or issue of a maximum of (1) 822,368 Series B-2 Preferred Shares, at a price per share no less than the Series B-2 Subscription Price, (2) 5,817,670 Series C Preferred Shares, at a price per share no less than the Series C Subscription Price and (3) 8,034,358 Series C-1 Preferred Shares, at a price per share no less than the Series C-1 Subscription Price, provided that the Company must first obtain the prior written approval of the Board with regards to the identity of the new investor(s) subscribing for the Series B-2 Preferred Shares, the Series C Preferred Shares or the Series C-1 Preferred Shares, and provided always that any new Shareholder shall execute a joinder to the Shareholders’ Agreement substantially in the form attached thereto as Exhibit A (i) any class or series of Equity Securities having rights, preferences, privileges, powers, limitations or restrictions superior to or on parity with any Preferred Shares in issue, or (ii) any other equity securities of any Group Company except for the Conversion Shares and the Ordinary Shares (or options or warrants therefor) under any written equity incentive plans approved by the Board, or (iii) any increase of the authorized number of shares of Ordinary Shares or any Equity Securities convertible into, exchangeable for, or exercisable into Ordinary Shares;

3.4.	any action that reclassifies any outstanding shares into shares having rights, preferences, privileges, powers, limitations or restrictions senior to or on a parity with the Preferred Shares in issue, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

3.5.	the merger, amalgamation or consolidation of any Group Company with any Person, or the purchase or other acquisition by any Group Company (whether individually or in combination with any other Group Company) of all or substantially all of the assets, equity or business of another Person;

3.6.	any initial public offering of any Equity Securities of any Group Company subject to the terms and conditions as decided by the committee appointed pursuant to paragraph 4.7 below;

3.7.	any adverse amendment or change, directly or indirectly, of the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Preferred Shares in issue;

3.8.	any amendment, modification, deletion or waiver of any provisions under any of the Charter Documents of any Group Company, that would adversely alter the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any Preferred Shares in issue;

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Schedule A-11

3.9.	any declaration, set aside or payment of a dividend or other distribution by any Group Company, or the adoption of, or any change to, the dividend and loss recovery policy of any Group Company;

3.10.	any purchase, repurchase or redemption of any Equity Security of any Group Company or any change of the capitalization structure, authorized share capital, issued share capital or registered capital of any Group Company;

3.11.	any restructuring, liquidation, dissolution or winding up of any Group Company that is valued at more than the Reserved Matter Threshold, and including any Asset Sale or any Share Sale;

3.12.	any sale or disposal of all or substantially all of the assets of any Group Company;

3.13.	unless otherwise approved by the Board, actions that approve or alter, directly or indirectly, the rights, preferences, privileges, powers, limitations or restrictions of or concerning, or the limitations or restrictions provided for the benefit of, any shareholder or director of any Group Company, including but not limited to the provision of any loan or advancement to any shareholder or director of any Group Company, or the guarantee, indemnity or security therefor;

3.14.	entering into any loan agreement by a Group Company which entitles the loan holder to convert the loan into any Shares of the Company, including but not limited to any shares to be issued in any future financing round(s); and

3.15.	any action by a Group Company (if applicable) to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above (or anything which is analogous to or has a substantially similar effect to any of the actions listed above).

4.	Matters Requiring Consent of Board of Directors

Notwithstanding any provisions contained herein or in the Charter Documents of any Group Company, each Group Company shall not, and each Shareholder shall procure that each Group Company shall not, take, permit to occur, approve, authorize, or agree or commit to do any of the following unless and until approved by at least five (5) Directors:

4.1.	the approval of the annual budget of the Group,

4.2.	any deviation from or amendment of, more than 20% of the operating expenses amount as set out in the annual budget of the Group;

4.3.	making any capital commitment or expenditure outside the Group Industry, or in excess of the annual budget of the Group, whereby the total commitment or expenditure in excess exceeds the Reserved Matter Threshold;

4.4.	the acquisition or disposal of any equity interest (or any asset, business, business line or department) outside the Group Industry, whereby the total acquisition or disposal value exceeds the Reserved Matter Threshold;

4.5.	the formation of any joint venture or partnership with any non-Affiliate (except for any strategic alliance which does not involve equity or equity-related investment) involving business outside the Group Industry, or whereby the total investment amount and commitment exceeds the Reserved Matter Threshold;

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Schedule A-12

4.6.	any decision or amendment to the business strategy, investment plan or annual business plan of any Group Company, including but not limited to any change to the business scope or nature of business of any Group Company, or entering into any new line of business or cessation of any existing line of business of any Group Company, outside the Group Industry;

4.7.	the authorization for the formations of the Strategic Advisory Committee, which shall authorize and approve the material terms of any major strategic actions by the Company, including but not limited to, merger, Special Purpose Acquisition Company IPO (“SPAC IPO”), trade sale of the Company and any Qualified IPO or initial public offering of any Equity Securities of any Group Company, including (i) choice of the sponsor(s), the underwriter(s), the listing venue(s), and/or the securities exchange(s), (ii) valuation of the Company and/or (iii) other material terms of the initial public offering (subject to the composition of the IPO Committee pursuant to Section 2.12 of the Shareholders’ Agreement);

4.8.	the granting by a Group Company of any loan or advancement to any Person (other than a wholly- owned subsidiary of the Company), except in the ordinary course of the Business;

4.9.	the adoption, amendment or termination of, or change in the share reserve under any equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies, or the determination of the exercise price for any share options or other equity incentives under such plan, or the grant or award of any share options or other equity incentives under such plan;

4.10.	the appointment or removal of the auditors for any Group Company, or any material change in accounting policies and procedures or internal controls or authorization policies, or the making of any significant tax or accounting election or the change of the term of the fiscal year for any Group Company;

4.11.	any transaction (including the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) between a Group Company and any employees or any related party thereof outside the ordinary course of the Business, including the compensation of (or any loans granted to) the Restricted Individual, beneficial owners of the Ordinary Shareholders, officers and directors of the Company or their respective Affiliates;

4.12.	terminating of or the approval or change of the remuneration package of the Restricted Individual;

4.13.	any purchase of real property outside the approved annual budget;

4.14.	any sale, transfer, lease, or other disposal of, or the incurrence of any Lien on, any asset, or granting the operation right of such asset to any third party, whereby such sale, transfer, lease, disposal, incurrent of lien or granting of operation right within any financial year exceeds the Reserved Matter Threshold;

4.15.	any investment or capital commitment in a single transaction, or in a series of transactions, by any Group Company, whereby the total investment and capital commitment exceeds the Reserved Matter Threshold;

4.16.	any purchase or disposal of any asset in a single transaction, or in a series of transactions by any Group Company, whereby the total purchase or disposal amount within any financial year exceeds the Reserved Matter Threshold;

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Schedule A-13

4.17.	any expenditure in a single transaction, or in a series of transactions by the Company, whereby the total expenditure within any financial year exceeds the Reserved Matter Threshold;

4.18.	the incurrence of any Indebtedness by a Group Company in a single transaction, or in a series of transaction, whereby the total Indebtedness incurred within any financial year exceeds the Reserved Matter Threshold;

4.19.	any authorization or issue of any bond of any Group Company, with security over any of the business, assets or proprietary rights of any Group Company in the form of mortgage, lien, charge or pledge (no matter whether it is fixed or floating mortgage, charge or any other form of encumbrance), whereby the total value of such bonds within any financial year exceeds the Reserved Matter Threshold;

4.20.	commencement or termination of any dispute resolution proceeding, or entering into any settlement with any Person or entity in such proceeding, whereby the total amount in dispute exceeds the Reserved Matter Threshold;

4.21.	the adoption of or amendment to the profit distribution policy and the incentive stock option plan of the Group Companies except for the detailed terms such as the grant or award of, the vesting schedule of, the determination of the exercise price for and the selection of the recipients of such stock options under such incentive stock option plan;

4.22.	the granting by a Group Company of any loan or advancement to any Person (including any employee or director of any Group Company), or the ownership of any share or other security in any Subsidiary, other company, partnership or entity, except in the ordinary course of the Business;

4.23.	the giving by a Group Company of any guarantee in respect of any Indebtedness or mortgage of, any Person, except the accounts payable incurred by any Group Company in the ordinary course of the Business; and

4.24.	any action by a Group Company (if applicable) to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above (or anything which is analogous to or has a substantially similar effect to any of the actions listed above).

5.	Liquidation Preference

Upon the occurrence of any Liquidation Event, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution shall be distributed to the Shareholders in the following order and manner:

5.1.	First, the Series C-1 Preferred Shareholder shall be entitled to receive for the Series C- 1 Preferred Shares held by such holder, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series C-1 Subscription Price, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such issued Series C-1 Preferred Shares;

5.2.	Second, the Series C Preferred Shareholder shall be entitled to receive for the Series C Preferred Shares held by such holder, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series C Subscription Price, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such issued Series C Preferred Shares;

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Schedule A-14

5.3.	Third, each holder of Series B-2 Preferred Shares shall be entitled to receive for each Series B-2 Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series B-2 Subscription Price, compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such issued Series B-2 Preferred Shares;

5.4.	Fourth, each holder of Series B-1 Preferred Shares shall be entitled to receive for each Series B-1 Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series B Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series B-1 Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series B-1 Preferred Shares;

5.5.	Fifth, each holder of Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series A-1 Preferred Shares, Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series B Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series B Preferred Shares;

5.6.	Sixth, each holder of Series A-1 Preferred Shares shall be entitled to receive for each Series A-1 Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series A Preferred Shares, Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series A-1 Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series A-1 Preferred Shares;

5.7.	Seventh, each holder of Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Series Seed Preferred Shares and Ordinary Shares, the amount equal to 100% of the Series A Subscription Price, compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such issued Series A Preferred Shares;

5.8.	Eighth, each holder of Series Seed Preferred Shares shall be entitled to receive for each Series Seed Preferred Share held by such holder, pari passu as between themselves and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of Ordinary Shares, the amount equal to the greater of (i) 100% of the Series Seed Subscription Price, plus any and all declared but unpaid dividends on such issued Series Seed Preferred Share, and (ii) the amount the holders of Series Seed Preferred Shares would have received had the Series Seed Preferred Shares been converted into Ordinary Shares immediately prior to the Liquidation Event; and

5.9.	Ninth, all the Founder Shares shall be cancelled by the Company.

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Schedule A-15

5.10.	After unconditional and irrevocable distribution or payment in full of the amount pursuant to this paragraph 5 (collectively, the “Liquidation Preference”), all remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all the Shareholders based on the number of Shares held by such Shareholders on a Fully Diluted Basis.

5.11.	If the funds or assets legally available for distribution to the Shareholders during any of the above steps of distribution are insufficient for the payment to those Shareholders entitled to receive such funds or assets of the full amounts such Shareholders entitled to receive, then the entire funds or assets legally available for distribution shall be distributed pari passu and ratably among such Shareholders in proportion to the full amounts they would otherwise be entitled to receive.

For purposes of this paragraph 5, unless the Requisite Majority otherwise determine, a “Liquidation Event” means any of the following events:

(i)	any liquidation, winding up, dissolution, cessation of business (or a substantial portion of the business) of any Group Company; or

(ii)	an Asset Sale;

(iii)	a Share Sale or a merger, consolidation, amalgamation or other similar corporate reorganization which is analogous to or has a substantially similar effect to a Share Sale; or

(iv)	any sale of Equity Securities by the Restricted Individual and/or her affiliates, or any issue of Equity Securities by the Company, as a result of which the Restricted Individual and her affiliates will collectively hold less than 5% shareholding in the Company.

6.	Dividends

Each holder of the Preferred Shares (other than the Series Seed Preferred Shares) shall be entitled to receive dividends at 5% per annum of the respective Subscription Price of that Preferred Shares (as adjusted) (the “Major Series Preferred Dividends”), for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the Series Seed Preferred Shares and the Ordinary Shares. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be cumulative. If the funds or assets legally available for distribution to the holders of Preferred Shares (other than the Series Seed Preferred Shares) are insufficient for the payment to such holders of the full amounts specified in this paragraph 6, then the entire funds or assets legally available for distribution shall be distributed to the holders of Series C-1 Preferred Shares first, after that to the holders of Series C Preferred Shares, after that to the holders of Series B-2 Preferred Shares, after that to the holders of Series B-1 Preferred Shares, after that to the holders of Series B Preferred Shares, after that to the holders of Series A-1 Preferred Shares and the remaining shall be distributed pari passu and ratably among the holders of Series A Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this paragraph 6. If the funds or assets legally available for distribution to the holders of Series C-1 Preferred Shares are insufficient for the payment to such holders of the full amounts specified in this paragraph 6, then the entire funds or assets legally available for distribution shall be distributed pari passu and ratably among the holders of Series C-1 Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this paragraph 6.

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Schedule A-16

Each holder of the Series Seed Preferred Shares shall be entitled to receive dividends at 5% per annum of the Series Seed Subscription Price (as adjusted) (the “Series Seed Preferred Dividends”, together with the Major Series Preferred Dividends, the “Preferred Dividends”), for each such Share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, prior and in preference to, and satisfied before, any dividend on the Ordinary Shares. Such dividends shall be payable only when, as, and if declared by the unanimous approval of the Board and shall be non-cumulative. If the funds or assets legally available for distribution to the holders of Series Seed Preferred Shares are insufficient for the payment to such holders of the full amounts specified in this paragraph 6, then the entire funds or assets legally available for distribution shall be distributed pari passu and ratably among the holders of Series Seed Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this paragraph 6.

After all Preferred Dividends have been paid in full or declared and set apart in any fiscal year of the Company, any additional dividends out of funds legally available therefor may be declared in that fiscal year for all the Shares and, if such additional dividends are declared, then the Ordinary Shareholders and Preferred Shareholders shall participate in such subsequent distribution based on the number of Shares held by such Shareholders on a Fully Diluted Basis.

For the avoidance of doubt, the holder of the Founder Shares shall not be entitled to receive any dividends.

7.	Conversion of Preferred Shares

7.1.	Right to Convert. Each Preferred Share shall be convertible, at the option of the holder thereof at any time, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Subscription Price by the applicable Conversion Price, determined as hereafter provided, in effect on the date of conversion of such Share (the “Conversion Rights”). The initial Conversion Price of each class of Preferred Share shall be its respective Subscription Price; provided, however, that the Conversion Price shall be subject to adjustment as set forth in this paragraph 7.

7.2.	Mechanics of Conversion. A Preferred Shareholder may exercise its Conversion Rights by giving the Company not less than ten (10) days’ notice of its election to convert its Preferred Shares (the “Conversion Notice”). The Conversion Notice shall specify the number of Preferred Shares to be converted and the date of the conversion (the “Conversion Date”). The Company shall, promptly and in any event within five (5) days after the receipt thereof, provide a copy of the Conversion Notice to each of the other Preferred Shareholder. The Company shall, on the Conversion Date, compulsorily redeem such Preferred Shares and apply the proceeds of redemption to the issue of the number of fully paid Ordinary Shares to which such Preferred Shareholder shall be entitled and shall deliver to such notifying Preferred Shareholder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such Preferred Shareholder shall be entitled as aforesaid. If the conversion is in connection with an underwritten offering of securities, the conversion may, at the option of the Preferred Shareholder tendering the Preferred Shares for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Ordinary Shares upon conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities. If the conversion is in connection with an acquisition by, merger or other combination with an entity where the Company is not the surviving entity, the conversion shall be conditioned upon consummation of the transaction and in the event the transaction fails to be consummated, such Preferred Shares shall be deemed not to have been converted.

7.3.	Automatic Conversion. Each Preferred Share shall automatically be converted by way of redemption of such Preferred Shares and the issue of the fully paid Ordinary Shares at the applicable Conversion Price at the time in effect immediately upon the earlier of (i) the consummation of a Qualified IPO or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the Requisite Majority (voting as separate series, and on an as-converted basis).

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Schedule A-17

7.4.	Adjustments for Reorganizations, Mergers, Consolidations or Sales of Assets. Subject to paragraphs 7.2 and 7.3, if at any time or from time to time there is a capital reorganization of the Company or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company’s properties and assets, including but not limited to the sale of all or substantially all of the Company’s Intellectual Property, to any other person (the “Reorganization”), then, as a part of such Reorganization, provision shall be made so that the Preferred Shareholders shall thereafter be entitled to receive upon conversion of each Preferred Share the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale or other corporation or entity issuing such shares, securities or other property, to which a holder of the number of Ordinary Shares deliverable upon conversion of the Preferred Shares would have been entitled on such Reorganization.

In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 7 with respect to the rights of the Preferred Shareholders after the Reorganization to the end that the provisions of this paragraph 7 (including adjustment of the applicable Conversion Price then in effect and the number of shares issuable upon conversion of the relevant Preferred Shares) shall be applicable after that event and be as nearly equivalent as may be practicable.

7.5.	Adjustments for Certain Issuances.

(a)	If at any time and from time to time the Company issues or sells, or is deemed by the express provisions of this section to have issued or sold, any Additional Shares (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to the issuance of such Additional Shares, the applicable Conversion Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this paragraph) be adjusted to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS) WHERE:

NCP = the new applicable Conversion Price with respect to such Preferred Share,

OCP = the applicable Conversion Price with respect to such Preferred Share in effect immediately before the issuance of the Additional Shares,

OS = the total outstanding Ordinary Shares immediately before the issuance of the Additional Shares on a Fully Diluted Basis including the total Ordinary Shares issuable upon conversion or exchange of all the outstanding Preferred Shares, Equity Securities and exercise of outstanding options,

NP = the total consideration received for the issuance or sale of the Additional Shares, and

NS = the number of Additional Shares issued or sold.

(b)	In the case of the issuance of Ordinary Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(c)	In the case of the issuance of Ordinary Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

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Schedule A-18

(d)	In the case of the issuance of options to purchase or rights to subscribe for Ordinary Shares, securities by their terms convertible into or exchangeable for Ordinary Shares or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this paragraph 7.5:

(1) The aggregate maximum number of Ordinary Shares deliverable upon exercise of such options to purchase or rights to subscribe for Ordinary Shares shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in paragraphs 7.5(b) and 7.5(c)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Ordinary Shares covered thereby.

(2) The aggregate maximum number of Ordinary Shares deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs 7.5(b) and 7.5(c)).

(3) In the event of any change in the number of Ordinary Shares deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Ordinary Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Ordinary Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of Ordinary Shares deemed issued and the consideration deemed paid therefor pursuant to paragraphs 7.5(d)(1) and 7.5(d)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either paragraph 7.5(d)(3) or 7.5(d)(4).

(e)	For purposes of this paragraph 7.5, “Additional Shares” shall mean the New Securities (as defined in the Shareholders’ Agreement).

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Schedule A-19

7.6.	Adjustments for Share Dividends, Subdivisions and Combinations. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of Shareholders entitled to receive a dividend or other distribution payable in additional Ordinary Shares or Equity Securities without payment of any consideration by such holder for the additional Ordinary Shares or Equity Securities (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price shall be appropriately decreased so that the number of Ordinary Shares issuable on conversion of each relevant Preferred Share shall be increased in proportion to such increase of the aggregate of Ordinary Shares outstanding and those issuable with respect to such Equity Securities. If the number of Ordinary Shares outstanding at any time after the date of the Closing or the Series C- 1 Closing (as the case may be) is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the applicable Conversion Price shall be appropriately increased so that the number of Ordinary Shares issuable on conversion of each relevant Preferred Share shall be decreased in proportion to such decrease in outstanding Shares.

7.7.	Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to paragraph 7.6, then, in each such case for the purpose of this paragraph 7.7, the Preferred Shareholders shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Ordinary Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the Shareholders entitled to receive such distribution.

7.8.	Adjustments for Reclassifications, Recapitalizations, etc. If at any time or from time to time there shall be a reclassification or recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph 7), provision shall be made so that the Preferred Shareholders shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares or other securities or property of the Company or otherwise, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled on such reclassification or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 7 with respect to the rights of the Preferred Shareholders after the reclassification or recapitalization to the end that the provisions of this paragraph 7 (including adjustment of the applicable Conversion Price then in effect and the number of shares purchasable upon conversion of the relevant Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

7.9.	Other Dilutive Events. If any event occurs as to which the other provisions of this paragraph 7 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of the Preferred Shareholders set forth in this paragraph 7 in accordance with the essential intent and principles hereof, then, in each case, the Board will make appropriate adjustment so as to protect the rights of the Preferred Shareholders.

7.10.	No impairment. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Preferred Shareholders against impairment.

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Schedule A-20

8.	Adjustment of Ordinary Shares and Founder Shares

8.1.	Automatic Cancellation. Each Founder Share shall automatically be cancelled by the Company immediately upon the consummation of a Qualified IPO.

8.2.	Adjustments for Reorganizations, Mergers, Consolidations or Sales of Assets. Subject to paragraph 5 above, if at any time or from time to time there is a Reorganization, then, as a part of such Reorganization, (a) provision shall be made so that the Ordinary Shareholders shall thereafter be entitled to receive upon conversion of each Ordinary Share the number of shares or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale or other corporation or entity issuing such shares, securities or other property, to which a holder of such number of Ordinary Shares would have been entitled on such Reorganization; and (b) all the Founder Shares shall be cancelled by the Company prior to the Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 8 with respect to the rights of the Ordinary Shareholders after the Reorganization to the end that the provisions of this paragraph 8 shall be applicable after that event and be as nearly equivalent as may be practicable.

8.3.	Adjustments for Share Dividends, Subdivisions and Combinations. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Ordinary Shares or the determination of Shareholders entitled to receive a dividend or other distribution payable in additional Ordinary Shares or Equity Securities without payment of any consideration by such holder for the additional Ordinary Shares or Equity Securities (including the additional Ordinary Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the voting rights of the Founder Shares shall be proportionately increased. If the number of Ordinary Shares outstanding at any time after the date of the Closing or the Series C-1 Closing (as the case may be) is decreased by a combination of the outstanding Ordinary Shares, then, following the record date of such combination, the voting rights of the Founder Shares shall be proportionately decreased.

8.4.	Adjustments for Reclassifications, Recapitalizations, etc. If at any time or from time to time there shall be a reclassification or recapitalization of the Ordinary Shares (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this paragraph 8), provision shall be made so that the Restricted Individual shall thereafter be entitled to receive the same voting rights as she would have been entitled to prior to such reclassification or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this paragraph 8 with respect to the voting rights of the Founder Shares after the reclassification or recapitalization to the end that the provisions of this paragraph 8 shall be applicable after that event as nearly equivalent as may be practicable.

8.5.	No impairment. The Company will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 8 and in the taking of all such action as may be necessary or appropriate in order to protect the voting rights of the Restricted Individual against impairment.

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Schedule A-21

9.	Redemption

9.1.	Redemption

i.	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the Shareholders’ Agreement or the Series C-1 Purchase Agreements or any other Related Agreements (as defined in the Series C-1 Purchase Agreements) by any Group Company or Shareholder other than the Series C-1 Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series C-1 Preferred Shares, the Series C-1 Preferred Shareholders shall have the right to require the Company to redeem all or any portion of the outstanding Series C-1 Preferred Shares held by it, at a redemption price per Series C-1 Preferred Share equal to the Series C-1 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series C-1 Redemption Price”).

ii.	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the Purchase Agreement, or any other Related Agreement (as defined in the Purchase Agreement) by any Group Company or Shareholder other than the Series C Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series C Preferred Shares, the Series C Preferred Shareholders shall have the right to require the Company to redeem all or any portion of the outstanding Series C Preferred Shares held by it, at a redemption price per Series C Preferred Share equal to the Series C Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series C Redemption Price”).

iii.	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, AMTD and certain other parties thereto dated 30 August 2018, or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series B-2 Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series B-2 Preferred Shares, each holder of the Series B-2 Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series B-2 Preferred Shares held by it, at a redemption price per Series B-2 Preferred Share equal to the Series B-2 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 8% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series B-2 Redemption Price”).

iv.	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, K11, Tontec International Limited and certain other parties thereto dated 15 November 2017, the share subscription agreement by and among the Company, Wealth Motion Holdings Limited and certain other parties thereto dated 23 December 2017 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series B-1 Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series B-1 Preferred Shares, each holder of the Series B-1 Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series B-1 Preferred Shares held by it, at a redemption price per Series B-1 Preferred Share equal to the Series B-1 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series B-1 Redemption Price”).

www.verify.gov.ky File#: 305554

Schedule A-22

v.	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, K11 and certain other parties thereto dated 14 June 2017 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series B Preferred Shareholders, or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series B Preferred Shares, each holder of the Series B Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series B Preferred Shares held by it, at a redemption price per Series B Preferred Share equal to the Series B Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series B Redemption Price”).

vi.	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, Gobi and certain other parties thereto dated 28 October 2016 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series A-1 Preferred Shareholders or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series A-1 Preferred Shares, each holder of the Series A-1 Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series A-1 Preferred Shares held by it, at a redemption price per Series A-1 Preferred Share equal to the Series A-1 Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series A-1 Redemption Price”).

vii.	If (1) at any time after 1 January 2022, or (2) at any time and from time to time there is a material breach of the share subscription agreement by and among the Company, Heyi and certain other parties thereto dated 3 February 2016 or any other related agreement (as defined therein) by any Group Company or Shareholder other than the Series A Preferred Shareholders or (3) holder of any Equity Securities of the Company has requested a redemption of their Shares, with the prior written consent of the holders holding at least a majority of the then outstanding Series A Preferred Shares, each holder of the Series A Preferred Shares shall have the right to require the Company to redeem all or any portion of the outstanding Series A Preferred Shares held by it, at a redemption price per Series A Preferred Share equal to the Series A Subscription Price (as adjusted for any share splits, share dividends, share combinations, recapitalizations or the like), compounded with an interest rate of 12% per annum, plus any and all declared but unpaid dividends on such Preferred Shares (the “Series A Redemption Price” and together with the Series A-1 Redemption Price, the Series B Redemption Price, the Series B-1 Redemption Price, the Series B-2 Redemption Price, the Series C Redemption Price and the Series C-1 Redemption Price, the “Redemption Price”).

viii.	For the avoidance of doubt, the time period for calculating the interests incurred on the Preferred Shares under this paragraph 9 shall commence from the date when the relevant Preferred Shares were issued by the Company and end on the date of receipt by the relevant Shareholders of the relevant Redemption Price.

9.2.	Redemption is effected by any Preferred Shareholder(s) who is not a Series Seed Preferred Shareholder giving the Company a notice (the “Redemption Notice”). The Redemption Notice shall specify the number of Preferred Shares to be redeemed, the date of the redemption (which shall be a date no later than sixty (60) days after the date of the Redemption Notice) (the “Redemption Date”) and the place at which the certificates for the relevant Preferred Shares are to be presented for redemption. The Company shall, promptly and in any event within five (5) days after the receipt thereof, provide a copy of the Redemption Notice to each of the other Preferred Shareholders (who is not a Series Seed Preferred Shareholder). Each other Preferred Shareholder (who is not a Series Seed Preferred Shareholder) shall, subject to paragraph 9.5 below, by giving a notice to the Company within sixty (60) days after receipt of the copy of the Redemption Notice, have the right to have its Preferred Shares redeemed simultaneously with the notifying the Preferred Shareholder. The valuation date for ascertaining the Redemption Price shall be the date of the Redemption Notice.

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Schedule A-23

9.3.	The Company shall pay to the redeeming Series C-1 Preferred Shareholder(s) in priority to the Series C Preferred Shareholder(s), and the Company shall pay to the redeeming Series C Preferred Shareholder(s) in priority to the Series B-2 Preferred Shareholder(s), and the Company shall pay to the redeeming Series B-2 Preferred Shareholder(s) in priority to the Series B-1 Preferred Shareholder(s), and the Company shall pay to the redeeming Series B-1 Preferred Shareholder(s) in priority to the Series B Preferred Shareholder(s), and the Company shall pay to the redeeming Series B Preferred Shareholder(s) in priority to the Series A-1 Preferred Shareholder(s), and the Company shall pay to the redeeming Series A-1 Preferred Shareholder(s) in priority to the Series A Preferred Shareholder(s), the Redemption Price due to it on the Redemption Date. Upon receipt of such Redemption Price, each redeeming Preferred Shareholder is bound to deliver to the Company at the place stated in the Redemption Notice the certificate (or certificates) for those shares.

9.4.	If the number of Preferred Shares, which could be redeemed to the extent permitted by Law is less than the number of Preferred Shares requested to be redeemed by the relevant Preferred Shareholder(s) pursuant to paragraph 9.2, the Company shall:

i.	promptly notify the relevant Preferred Shareholder(s) the excess number of Preferred Shares that could not be redeemed,

ii.	redeem such number of Series C-1 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series C-1 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series C Preferred Shares, Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares;

iii.	following redemption of all the Series C-1 Preferred Shares requested to be redeemed, redeem such number of Series C Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series C Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares;

iv.	following redemption of all of the Series C Preferred Shares requested to be redeemed, redeem such number of Series B-2 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series B-2 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series B-1 Preferred Shares, Series B Preferred Shares, Series A- 1 Preferred Shares and Series A Preferred Shares;

v.	following redemption of all of the Series B-2 Preferred Shares requested to be redeemed, redeem such number of Series B-1 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series B-1 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series B Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares;

vi.	following redemption of all of the Series B-1 Preferred Shares requested to be redeemed, redeem such number of Series B Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series B Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series A-1 Preferred Shares and Series A Preferred Shares;

vii.	following redemption of all of the Series B Preferred Shares requested to be redeemed, redeem such number of Series A-1 Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series A-1 Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to Series A Preferred Shares; and

viii.	following redemption of all of the Series A-1 Preferred Shares requested to be redeemed, redeem such number of Series A Preferred Shares to the maximum extent permitted by the relevant Laws and the excess number of Series A Preferred Shares not being redeemed shall be redeemed by the Company as soon as such redemption is permissible under the relevant Laws in priority to any subsequent redemption requests.

www.verify.gov.ky File#: 305554

Schedule A-24

9.5.	Upon the written request of the relevant Preferred Shareholder(s) who has requested redemption of its relevant Preferred Shares pursuant to paragraph 9.2, each of the Company and the other Shareholders shall, to the extent permitted by applicable Law, by passing all relevant resolutions, procure the members of the Group to declare and distribute sufficient dividends, out of any funds legally available therefor, to the Company in order to enable the Company to effect the redemption.

9.6.	All relevant Preferred Shares which are redeemed by the Company shall forthwith be cancelled upon full payment of the Redemption Price with respect to such Preferred Shares.

9.7.	If the Company’s assets or funds which are legally available on the date that any redemption payment under this paragraph 9 is due are insufficient to pay in full all redemption payments to be paid at the Redemption Date, or if the Company is otherwise prohibited by applicable Law from making such redemption, then (i) those assets or funds which are legally available shall first be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series C-1 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (ii) after full payment of the aggregate Series C-1 Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportation to the full amounts to which the holders of Series C Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (iii) after full payment of the aggregate Series C-1 Redemption Price and Series C Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series B-2 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (iv) after full payment of the aggregate Series C-1 Redemption Price, Series C Redemption Price and Series B-2 Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series B-1 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (v) after full payment of the aggregate Series C-1 Redemption Price, Series C Redemption Price, Series B-2 Redemption Price and Series B-1 Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series B Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (vi) after full payment of the aggregate Series C-1 Redemption Price, Series C Redemption Price, Series B-2 Redemption Price, Series B-1 Redemption Price and Series B Redemption Price due on such date, the remaining assets or funds which are legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series A-1 Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; (vii) after full payment of the aggregate Series C-1 Redemption Price, Series C Redemption Price, Series B-2 Redemption Price, Series B-1 Redemption Price, Series B Redemption Price and Series A-1 Redemption Price due on such date, the remaining assets or funds of the Company that become legally available shall then be used to the extent permitted by applicable Law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders of Series A Preferred Shares to which such redemption payments are due would otherwise be respectively entitled thereon; and (viii) all assets or funds of the Company that become legally available for the redemption of Shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due.

9.8.	Without limiting any rights of the Preferred Shareholders which are set forth in the Shareholders’ Agreement, the Articles or other constitutional documents of the Company or are otherwise available under Law, if the Company fails at the Redemption Date, for any reason whatsoever, to redeem all of the relevant Preferred Shares to be redeemed as requested by the relevant Preferred Shareholders and to pay the full Redemption Price therefore, the shares to be redeemed thereat but for which the Company has not paid in full the applicable redemption price (the “Remaining Preferred Shares”) shall remain outstanding and shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Remaining Preferred Shares (as the case may be) had prior to such date and the Remaining Preferred Shares shall be redeemed as soon as the Company is legally able to do so.

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Schedule A-25

10.	Voting

10.1.	The Preferred Shareholders shall be entitled to receive notices of all meetings of the Shareholders of the Company in accordance with the Articles and to attend and vote thereat. To the fullest extent permitted by Law, and unless otherwise specified in the Articles, there shall not be separate meetings of each class of shareholders but only one (1) meeting for holders of all Shares.

10.2.	Each Preferred Shareholder shall be entitled to one (1) vote (whether on a show of hands or on a poll) for each Ordinary Share into which such Preferred Shares could then be converted, and with respect to such vote, such Preferred Shareholder shall have full voting rights and powers equal to the voting rights and powers of the Ordinary Shareholders.

10.3.	The Restricted Individual shall be entitled to ten (10) votes (whether on a show of hands or on a poll) for each Founder Share she holds, and with respect to such vote, she shall have full voting rights and powers equal to the voting rights and powers of the Ordinary Shareholders.

10.4.	To the fullest extent permitted by law and except as otherwise contemplated herein, the holders of Ordinary Shares, Founder Shares and Preferred Shares shall vote together as a single class.

10.5.	Any fractional voting rights available on an as-converted basis (after aggregating all Ordinary Shares into which the Preferred Shares held by each Preferred Shareholder could be converted) shall be rounded up to the nearest whole number.

11.	Payments

11.1.	Payment of dividends and moneys due on exercise of such redemption shall be made by the Company posting a cheque in US$ (or in the case of payments which are made in another currency, such other currency) addressed to that Preferred Shareholder at its address as maintained at the register of holders of Preferred Shares and at its risk. Payment shall be deemed to have been made at the time of posting unless the relevant cheque is not honoured on presentation.

11.2.	All payments or distributions with respect to Preferred Shares held jointly by two or more persons shall be paid or made to whichever of such person is named first in the register of holders of Preferred Shares maintained by the Company.

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Schedule A-26

12.	Taxation

All payments in respect of Preferred Shares shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges or whatever nature imposed or levied by or on behalf of any authority therein or thereof unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law.

13.	Transfers and certificates

The provisions of the Articles relating to the transfer of Ordinary Shares and share certificates shall mutatis mutandis apply in relation to the Preferred Shares, unless otherwise specified in the Articles.

14.	Notices

Notices to the Ordinary Shareholders shall also be given to the Restricted Individual and the Preferred Shareholders on the same date and in the same manner.

15.	Other

Save as expressly contemplated in the Shareholders’ Agreement and herein, each of the Preferred Shares and Founder Shares shall have the same rights and obligations as each of the Ordinary Shares.

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Schedule A-27